Exhibit 23.1

CONSENT OF INDEPENDENT
 REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion by reference in the Prospectus Supplement No. 2 to the Registration Statement on Form SB-2 of Telanetix, Inc. to be filed with the Commission on or about June 14, 2007, of our report dated June 12, 2007 on the combined financial statements of AVS Installation LLC and Union Labor Force 1 LLC for the fiscal year ended December 31, 2006.

Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
June 14, 2007